SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed  by  the  Registrant  [X]
Filed  by  a  Party  other  than  the  Registrant  [ ]

Check  the  appropriate  box:

[X]   Preliminary  Proxy  Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive  Proxy  Statement
[ ]   Definitive  Additional  Materials
[ ]   Soliciting  Material  Pursuant  to  240.14a-11(c)  or  240.14a-12

                      GLOBAL TELEMEDIA INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                JONATHON BENTLEY-STEVENS, CHIEF EXECUTIVE OFFICER
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment  of  Filing  Fee  (Check  the  appropriate  box):
[X]   No  fee  required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:
     ---------------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:
     ---------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     ---------------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:
     ---------------------------------------------------------------------------
     5)   Total fee paid:
     ---------------------------------------------------------------------------
[ ]   Fee  paid  previously  with  preliminary  materials.

[ ]   Check  box  if  any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     ---------------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:
     ---------------------------------------------------------------------------
     3)   Filing Party:
     ---------------------------------------------------------------------------
     4)   Date Filed:
     ---------------------------------------------------------------------------

                                    P R O X Y
                                    - - - - -

                      GLOBAL TELEMEDIA INTERNATIONAL, INC.

             THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS

                      FOR AN ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 17, 2000

     The undersigned stockholder appoints ____________________ and ____________________, or either of them, as proxy with full power of substitution, to vote the shares of voting securities of Global TeleMedia International, Inc. (the "Company") which the undersigned is entitled to vote at an Annual Meeting of Stockholders to be held at Waldorf Astoria Hotel, New York, New York March 17, 2000, at 10:00 a.m., local time, and at any adjournments thereof (the "Meeting"), upon matters properly coming before the meeting, as set forth in the Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, such proxy is instructed to vote as follows:

     THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS INDICATED ON THIS CARD AND AS SUCH PROXIES DEEM ADVISABLE WITH DISCRETIONARY AUTHORITY ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

(1) To elect to the Board of Directors eight (8) directors to serve until the next Annual Meeting of Stockholders of the Company and until their successors are elected and qualified, subject to their prior death, resignation or removal.

     [ ] FOR all nominees listed herein (except as marked up to the contrary below).

     [ ]     WITHHOLD  AUTHORITY  to  vote  for  all  nominees  listed  below.

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME LISTED BELOW)

JONATHON BENTLEY-STEVENS   REGINA  S.  PERALTA            RENATO  DE  VILLA
JOHN  WALSH                RAMON  A.  TIROL               ROBERTO  S.  SEBASTIAN
JOEMARI D. GEROCHI         YAM PG ANAK HJ ABDUL WADOOD BOLKIAH

(2)  To  approve  a  change  in  the  Company's   Certificate  of  Incorporation
     eliminating the requirement for a shareholders' meeting to amend the Certificate of Incorporation.

     [ ]   FOR               [ ]   AGAINST               [ ]   ABSTAIN

(3) To approve a corporate name change from Global TeleMedia International, Inc. to Bentley House International Group, Inc. by an Amendment of the Certificate of Incorporation to effect the name change.

     [ ]   FOR               [ ]   AGAINST               [ ]   ABSTAIN

(4) To approve a reverse stock split of shares of the Company's common stock authorized and outstanding as of the date of the meeting within and including a range of 1 for 3 through a 1 for 12 basis pursuant to the Board of Directors' discretion and to amend the Certificate of Incorporation to effect the reverse stock split.

     [ ]   FOR               [ ]   AGAINST               [ ]   ABSTAIN

(5) To approve authorization of the issuance of additional shares of the Company's common stock, warrants and options through a private placement of convertible debt.

     [ ]   FOR               [ ]   AGAINST               [ ]   ABSTAIN

(6) To approve an increase in the number of the Company's authorized shares of common stock, per share from 75 million to 400 million shares and to amend the Certificate of Incorporation to effect the increase.

     [ ]   FOR               [ ]   AGAINST               [ ]   ABSTAIN

(7) To ratify the appointment of Tauber & Balser, P.C., Certified Public Accountants, as independent certified public accountants for the Company for the year ending December 31, 2000.

     [ ]   FOR               [ ]   AGAINST               [ ]   ABSTAIN

     In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

DATED:________                       ____________________________________
                                              Signature

                                     ____________________________________
                                              Signature (if held jointly)

                                     ____________________________________
                                              Print  Names

                    (Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are jointly held, each holder must sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person).

     PLEASE CHECK THE BOXES ABOVE AND ON THE REVERSE SIDE, SIGN, DATE AND RETURN THIS PROXY TO AMERICAN STOCK TRANSFER & TRUST CO., 40 WALL STREET, 46TH FLOOR, NEW YORK, NEW YORK 10005, ATTN: PROXY SERVICES, IN THE SELF-ADDRESSED ENVELOPE PROVIDED.

                      GLOBAL TELEMEDIA INTERNATIONAL, INC.
                             A DELAWARE CORPORATION


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 17, 2000


TO  THE  STOCKHOLDERS  OF  GLOBAL  TELEMEDIA  INTERNATIONAL,  INC.:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Global TeleMedia International, Inc., a Delaware corporation (the "Company"), will be held at the Waldorf Astoria Hotel, New York, New York on March 17, 2000, at 10:00 a.m., local time, and at any adjournments thereof, to consider and vote on the following proposals:

     (1) To elect to the Board of Directors eight (8) directors to serve until the next Annual Meeting of Stockholders of the Company and until their successors are elected and qualified, subject to their prior death, resignation or removal.

     (2) To approve a change in the Company's Certificate of Incorporation eliminating the requirement for a shareholders' meeting to amend the Certificate of Incorporation.

     (3) To approve a change in the name of the Company from Global TeleMedia International, Inc. to Bentley House International Group, Inc. by an Amendment of the Certificate of Incorporation to effect the name change.

     (4) To approve a reverse stock split of shares of the Company's common stock authorized and outstanding as of the date of the meeting within and including a range of 1 for 3 through a 1 for 12 basis pursuant to the Board of Directors' discretion and to amend the Certificate of Incorporation to effect the reverse stock split.

     (5) To approve authorization of the issuance of additional shares of the Company's common stock, warrants and options through a private placement of convertible debt.

     (6) To approve an increase in the number of the Company's authorized shares of common stock, per share from 75 million to 400 million shares and to amend the Certificate of Incorporation to effect the increase.

     (7) To ratify the appointment of Tauber & Balser, P.C., Certified Public Accountants, as independent public accountants for the Company for the year ending December 31, 2000.

     (8) To transact such other business as may properly come before the Meeting and any adjournments thereof.

          ONLY STOCKOWNERS OF RECORD AT THE CLOSE OF BUSINESS ON JANUARY 31, 2000 (THE "RECORD DATE") ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE MEETING, PLEASE FILL IN, SIGN, DATE, AND RETURN THE ENCLOSED PROXY TO AMERICAN STOCK TRANSFER & TRUST CO., 40 WALL STREET, 46TH FLOOR, NEW YORK, NEW YORK 10005,
ATTN: PROXY SERVICES, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                              By Order of the Board of Directors

                              GLOBAL  TELEMEDIA  INTERNATIONAL,  INC.



                              By:___________________________________
                                  Jonathon  Bentley-Stevens
                                  Chief  Executive  Officer


Newport  Beach,  California
DATED:     February  7, 2000
(approximate  date  of  mailing  proxy  material)

                      GLOBAL TELEMEDIA INTERNATIONAL, INC.
                             A DELAWARE CORPORATION

                                EXECUTIVE OFFICES
                              4675 MACARTHUR COURT
                                    SUITE 420
                            NEWPORT BEACH, CA  92660
                                 (949) 253-9588
                          ____________________________

                                 PROXY STATEMENT
                          ____________________________

     This proxy statement is furnished to the stockholders of Global TeleMedia International, Inc., a Delaware corporation (the "Company" or "GTMI"), in connection with the Annual Meeting of Stockholders (the "Meeting") to be held at the Waldorf Astoria Hotel, New York, New York, on March 17, 2000 at 10:00 a.m., local time, and at any adjournments thereof.

     The  Meeting  will be held to consider and vote on the following proposals:


                               PURPOSE OF MEETING

     (1) To elect to the Board of Directors eight (8) directors to serve until the next Annual Meeting of Stockholders of the Company and until their successors are elected and qualified, subject to their prior death, resignation or removal.

     (2) To approve a change in the Company's Certificate of Incorporation eliminating the requirement for a shareholders' meeting to amend the Certificate of Incorporation.

     (3) To approve a change in the name of the Company from Global TeleMedia International, Inc. to Bentley House International Group, Inc. by an Amendment of the Certificate of Incorporation to effect the name change.

     (4) To approve a reverse stock split of shares of the Company's common stock authorized and outstanding as of the date of the meeting within and including a range of 1 for 3 through a 1 for 12 basis pursuant to the Board of Directors' discretion and to amend the Certificate of Incorporation to effect the reverse stock split.

     (5) To approve authorization of the issuance of additional shares of the Company's common stock, warrants and options through a private placement of convertible debt.

     (6) To approve an increase in the number of the Company's authorized shares of common stock, per share from 75 million to 400 million shares and to amend the Certificate of Incorporation to effect the increase.

     (7) To ratify the appointment of Tauber & Balser, P.C., Certified Public Accountants, as independent public accountants for the Company for the year ending December 31, 2000.

     (8) To transact such other business as may properly come before the Meeting and any adjournments thereof.

     The list of all stockholders of record on January 31, 2000, will be available at the Meeting and at the offices of the Company at 4675 MacArthur Court, Suite 420, Newport Beach, California, 92660, (949) 253-9588, for the ten
(10)  days  preceding  the  Meeting.

ANNUAL  REPORT

     The Company is delivering a copy of its Annual Report to Shareholders for the year ended December 31, 1998, to each shareholder, together with this Proxy Statement. Upon written request, the Company will provide, without charge: (i) a copy of the exhibits to this Proxy Statement, and (ii) a copy of its Annual Report on Form 10-KSB, for the year ended December 31, 1998, to any stockholder of record or any stockholder who owned Common Stock listed in the name of a bank or broker, as nominee, at the close of business on January 31, 2000.

     Requests should be addressed to the Company, to the attention of Global TeleMedia International, Inc., Ms. Betsy Ross, Office Manager, 4675 MacArthur Court, Suite 420, Newport Beach, California, 92660, (949) 253-9588.

RECORD  DATE

     Only stockholders of record at the close of business on January 31, 2000, are entitled to vote at the Annual Meeting. The Company's voting common stock (the "Common Stock") and its Preferred Stock (the "Preferred Stock") are its only classes of voting securities. On January 31, 2000, the record date (the "Record Date") fixed by the Board of Directors, the Company had issued and outstanding 75 million shares of Common Stock of record. In addition, the Company had outstanding 4,328 shares of Series A Preferred Stock, all of which have voting rights.

REVOCABILITY  OF  PROXIES

     A PROXY FOR USE AT THE MEETING IS ENCLOSED. ANY STOCKHOLDER WHO EXECUTES AND DELIVERS A PROXY HAS THE RIGHT TO REVOKE IT AT ANY TIME BEFORE ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING IT OR A DULY EXECUTED PROXY BEARING A LATER DATE. IN ADDITION, A STOCKHOLDER MAY REVOKE A PROXY PREVIOUSLY EXECUTED BY ATTENDING THE MEETING AND ELECTING TO VOTE IN PERSON.

VOTING  AND  SOLICITATION

     Proxies are being solicited by the Board of Directors of the Company (the "Board"). The cost of this solicitation will be borne by the Company. Solicitation will be primarily by mail, but may also be made by telephone, fax transmission or personal contact by certain officers and directors of the Company, who will not receive any compensation therefor. Shares of Common Stock or Preferred Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS TO THE CONTRARY, PROPERLY EXECUTED PROXIES DELIVERED TO THE BOARD WILL BE VOTED FOR EACH OF THE PROPOSALS DESCRIBED ABOVE. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in accordance with the recommendation of the Board of Directors.

     Each share of Common Stock is entitled to one vote for each share held as of record, and there are no preemptive rights. There are currently 75 million common shares outstanding and entitled to vote. Additionally, there are currently 4,328 shares of Convertible Series A Preferred Stock outstanding each of which is entitled to 208,274 votes on any matter with respect to which preferred shares are entitled to vote.

     The  Company's   Certificate  of   Incorporation   (the   "Certificate   of
Incorporation" or "Certificate") and bylaws do not provide for cumulative voting for the election of directors or any other purpose.

QUORUM;  ABSTENTIONS;  BROKER  NON-VOTES

     Shares representing greater than 50% of the voting power of the 75 million shares of Common Stock outstanding and entitled to vote on the Record Date and which have voting rights in an election of directors must be represented at the Meeting to constitute a quorum for conducting business. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote of those present and without further notice, may adjourn the meeting from time to time until a quorum is attained. At any reconvened meeting following such adjournment at which a quorum shall be present, any business may be transacted which might have been transacted at the Meeting as originally notified whether or not greater than 50% of the outstanding voting stock is represented at such reconvened meeting. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Meeting (the "Votes Cast") with respect to such matter. The Company will count abstentions for purposes of determining both: (i) the presence or absence of a quorum for the transaction of business, and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). Accordingly, abstentions will have the same effect as a vote against the proposal.

     Further, the Company intends to count broker non-votes for the purpose of determining the presence or absence of a quorum for the transaction of business, although broker non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

DEADLINE  FOR  RECEIPT  OF  STOCKHOLDER  PROPOSALS

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's next Annual Meeting of Stockholders in 2001, must be received by the Company no later December 31, 2000, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

MARKET  FOR  COMMON  STOCK  AND  RELATED  STOCKHOLDER  MATTERS

     As of January 31, 2000, the authorized capital stock of the Company consisted of 75,000,000 shares of common stock, par value $0.004 per share (the "Common Stock"), and 10,000,000 shares of the Company's preferred shares, par value $0.004 per share (the "Preferred Stock"). As of January 31, 2000, there were issued and outstanding 75,000,000 shares of Common Stock, and options and warrants to purchase 3,254,575 shares of Common Stock at prices ranging from $0.10 to $2.50 per share. As of January 31, 2000, there were issued and outstanding 4,328 shares of Series A Preferred Stock.

     The Company's Common Stock has been trading on the Over-the-Counter Bulletin Board ("OTCB") market since July, 1995, and is also quoted on the OTCB or in the "pink sheets" maintained by the National Quotation Bureau, Inc. under the symbol "GTMI." The bid and asked sales prices of the Common Stock, as traded in the OTCB market, on December 31, 1999, were approximately $0.15 bid and $0.155 ask, respectively. The quarterly range of high and low bid prices for the past two calendar years and the three most recent quarterly periods were as follows:

                              Bid Prices    Asked Prices
                              High    Low   High    Low
Year Ended December 31, 1997

1st Quarter                   0.938  0.625  0.969  0.453
2nd Quarter                   1.156  0.469  1.219  0.500
3rd Quarter                   0.750  0.370  0.781  0.400
4th Quarter                   0.625  0.380  0.656  0.410

Year Ended December 31, 1998

1st Quarter                   0.290  0.070  0.380  0.080
2nd Quarter                   0.720  0.300  0.730  0.310
3rd Quarter                   0.455  0.125  0.465  0.130
4th Quarter                   0.380  0.125  0.390  0.133

Year Ended December 31, 1999

1st Quarter                   0.365  0.125  0.375  0.130
2nd Quarter                    0.29   0.17   0.30   0.18
3rd Quarter                    0.24   0.14   0.25   0.13
4th Quarter                    0.23   0.11   0.25   0.13


     These prices are based upon quotations between dealers as reported from time to time by market sources, without adjustments for retail mark-ups, markdowns or commissions, and therefore may not represent actual transactions.

     No dividend has been declared or paid by the Company since inception. The Company is exploring the future payments of dividends as soon as cash flow and profits permit.

     The  transfer  agent  for  the Company is American Stock Transfer and Trust
Company,  40  Wall  Street,  New  York,  New  York  10005.



                        DIRECTORS AND EXECUTIVE OFFICERS

     The directors of the Company currently have terms which will end at the conclusion of the next Meeting of the stockholders of the Company and until their successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the Board of Directors.

     The following table sets forth certain information concerning the persons who have been nominated by the Board of Directors to be directors of the Company in connection with PROPOSAL ONE of this Proxy Statement and the current executive officers of the Company:

NAME                            POSITION             AGE
--------------------  -----------------------------  ---
Jonathon Bentley-     Chairman of the Board of        45
Stevens               Directors and Chief Executive
                      Officer

Regina S. Peralta     Executive Vice President and    39
                      Director

David Tang            Chief Financial Officer         40

Renato de Villa       Director                        64

John Walsh            Director                        56

Ramon A. Tirol        Director                        75

Roberto S. Sebastian  Director                        56

Joemari D. Gerochi    Director                        54

Yam Pg Anak HJ Abdul  Director                        30
Wadood Bolkiah


     JONATHON BENTLEY-STEVENS (1) effective April 2, 1999, was appointed Chairman of the Board, Chief Executive Officer and President of the Company, posts to which he was appointed as a result of the Company's acquisition of Bentley House Furniture Company, Inc.House ("BHFC") in March, 1999. Mr. Bentley-Stevens is the current Chief Executive Officer of Bentley House
Furniture Company, Inc., which is one of the Company's chief operating subsidiaries. He is also President of Bentley House International Corporation (Seychelles) and President of BentleyTel.com Inc. Mr. Bentley-Stevens is the author of the Bentley-Tricap Ancestral Land Development Plan, currently in use in the Republic of the Philippines ("ROP") as a platform for infrastructure and technological development.

     REGINA S. PERALTA effective April 2, 1999, was appointed the Company's Executive Vice President, and has also been a director of the Company since March, 1999. Ms. Peralta's family founded Bentley House Furniture Company, Inc. and she has served as its President for the past 18 years. Ms. Peralta is also the Vice President of BHTC Sdn. BHD., a BHFC subsidiary. Ms. Peralta previously served as a board member on the Philippine chamber of furniture industries.

-------------------
(1) The SEC initiated a civil action against Mr. Bentley-Stevens for alleged violations of 10(b) of the Securities Exchange Act of 1934 ("the Act"). Mr. Bentley-Stevens had been a director of a Nevada corporation, Global Timber Corporation ("Global Timber"). In December, 1995, January, 1996 and November, 1996, Global Timber filed disclosure documents with the SEC pursuant to Rule 15c2-11 of the SEC and also filed a Form 10 Registration Statement in March 1996. In each of these documents, Global Timber announced the acquisition of certain timber rights in the Philippines. The SEC claims that these statements were false and/or misleading since as of the date of the disclosure documents Global Timber had not obtained approval from the Philippine government to actually harvest the timber. Mr. Bentley-Stevens is vigorously opposing the SEC's claims on the grounds that nothing in the disclosure documents claims that Global Timber had an immediate right to harvest timber and he played no role in the drafting of the documents nor did he review them before they were filed. Global Timber is in no way affiliated with GTMI or any of its subsidiaries. No findings, orders, decrees or judgments have been made in this matter, although the SEC has indicated that it might examine GTMI's public statements.

     DAVID TANG was appointed Chief Financial Officer of the Company on July 22, 1999. In November 1999, Mr. Tang was also appointed Chief Financial Officer for BentleyTel.com, Inc. Mr. Tang is a Certified Public Accountant licensed in
California practicing in the fields of accounting and taxation. Prior to starting his practice in 1990, Mr. Tang worked at Price Waterhouse and Ozur, Andersen & Radder, Certified Public Accountants. Mr. Tang is a graduate of McGill University in Montreal, Canada and has worked in public accounting since 1982.

     RENATO DE VILLA has served as a director of the Company since June 1999. General de Villa has served as a Four Star General Chief of Staff of the Philippine Army from 1991 through 1997 and was Secretary of National Defense of the ROP. He is currently a Director of the Bank of the Philippine Islands in Manilla, ROP. General de Villa's principal occupation is as Chairman and President of Independent Insight, Inc., a risk control organization firm in the Philippines. He is also advisor to the Chairman of Ayala Corporation, a Philippine company with annual sales of over $1 Billion. General de Villa holds a B.S. in Economics and a M.A. in Business Management.

     JOHN WALSH on December 1, 1999, succeeded Rene Fruto as Chief Operating Officer of the Company. From 1995 to 1999 Mr. Walsh served as Vice President of The Wickford Group which is a telecommunications consultant group specializing in the switchless re-sale, international callback and debit card industry. From 1993 to 1995, Mr. Walsh served as the Executive Vice President and Partner of US Dialtone which specializes in international long distance and international debit card network permitting origination in 47 countries. From 1991 to 1993, Mr. Walsh served as the Senior Vice President of INTEX Inc., a nationwide long distance company which produced $1,200,000 in monthly sales. From 1988 to 1991, Mr. Walsh served as the Vice President and Partner of TelTec Inc., a company offering debit cards, operator services and long distance. In addition, Mr. Walsh has held positions ranging from sales engineer, regional telecommunications manager and senior national account manager for GTE, FMC and MCI. Mr. Walsh briefly held the position of Chief Executive Officer of GTMI in 1995, but conflict with previous management over Mr. Walsh's strict control measures resulted in his dismissal. Unfair dismissal litigation was settled in Mr. Walsh's favor in August 1999. Upon review of Mr. Walsh's file, new management asked Mr. Walsh to rejoin the company.

     RAMON A. TIROL is a licensed attorney in the Philippines, and has served as a director of the Company since June 1999. Mr. Tirol served as a Philippine Ambassador to Brunei from February, 1995 through June, 1998, when he retired from official public service. Prior to his position as Ambassador, Mr. Tirol served as a commercial Attach to Bonn, Germany from 1956 to 1961. From 1989 to 1994, Mr. Tirol served as Chief Presidential Legislative Officer to President F.
V.  Ramos  in  the  ROP.

     ROBERTO S. SEBASTIAN has been a director of the Company since June 1999. He is currently President, Chief Executive Officer and a Director of Marsman Drysdale Agribusiness Group of Companies, a corporate agribusiness located in the Philippines. Mr. Sebastian is also a senior executive and director of several affiliated agribusiness companies. From 1992 to 1996, Mr. Sebastian served as Secretary of Agriculture of the ROP. Thereafter, from 1996 to 1997 Mr. Sebastian served as Special Envoy for Agriculture of the ROP to the World Trade Organization.

     JOEMARI D. GEROCHI  has  been  a  director  of the Company since June 1999.
From July 1992 until May 1998, Mr. Gerochi served as Undersecretary of Agriculture of the ROP. Mr. Gerochi has also served as a consultant to the World Bank on Agriculture in the ROP, and as a representative of the ROP to the GATT Conference. Mr. Gerochi is currently President of FairConsult Inc., an environmental consulting company.

     YAM PG ANAK HJ ABDUL WADOOD BOLKIAH has been a director of the Company since June 1999. Prince Wadood Bolkiah is the eldest nephew of the Sultan of Brunei. In Brunei, he is the Chairman of National Broadcast Media, Sebcom Technology, and Communication Brunei, which are all well-known Brunei broadcast and communications companies. Prince Wadood Bolkiah is also the Chairman of the Entertainment Production Group of Brunei, BSB Brunei, which is a marketing and sales promotion company in Brunei promoting the country.

     All of the current directors were re-appointed to the Board of Directors by Unanimous Written Consent of the predecessor Board of Directors as of June 30, 1999. The predecessor directors had resigned their respective positions as directors and (where applicable) as officers of the Company as of March 31, 1999, and June 30, 1999.

                             EXECUTIVE COMPENSATION

SUMMARY  COMPENSATION  TABLE

The following table sets forth certain information concerning compensation of certain of the Company's current and former executive officers, including the Company's Chief Executive Officer and all executive officers whose total annual salary and bonus exceeded $100,000, for the years ended December 31, 1999, 1998 and 1997:

                                        Annual Compensation     Long Term Compensation
--------------------------------------------------------------------------------------------------------------------
                                                        Awards     Payouts
--------------------------------------------------------------------------------------------------------------------
   (a)          (b)        (c)          (d)           (e)            (f)           (g)          (h)         (i)
--------------------------------------------------------------------------------------------------------------------
Name  and                                                         Restricted    Securities
Principal       Year      Salary       Bonus      Other Annual       Stock      Underlying      LTIP      All Other
Position        ($)        ($)     Compensation     Award(s)     Options/SARs    Payouts    Compensation
                                        ($)            ($)            ($)          (#)          ($)          ($)
--------------------------------------------------------------------------------------------------------------------
Jonathon          1999*   170,000              0              0              0           0             0           0
A. Bentley
-Stevens,
CEO

Regina             1999   165,000              0              0              0           0             0           0
Peralta,
Exec. Vice
President

Roderick A.       1999*   170,000              0              0              0           0             0           0
McClain,
Former CEO
                  1998    151,250                             0              0           0             0           0

                  1997    137,000                             0              0           0             0           0


Geoffrey F.       1999*   100,000              0              0              0           0             0           0
McClain,
Former
Senior Vice
President
                  1998   100,000

                  1997    98,000                              0              0           0             0           0


Herbert S.        1999*   115,000              0              0              0           0             0           0

Perman,
Former CFO
                  1998    105,000                             0              0           0             0           0

                  1997     98,000                             0              0           0             0           0

*Mr. Bentley Stevens has agreed to forego all 1999 compensation from the Company due to a lack of earnings. Messrs. McClain, Perman and McClain were not compensated in 1999 prior to the Bentley House Furniture Company change in control and their employment relationships were canceled on August 12, 1999.

OPTION  GRANTS  IN  LAST  CALENDAR  YEAR

     There  were  no  grants  of  stock  options  during the 1999 calendar year.

AGGREGATED  OPTION  EXERCISES  IN  LAST  CALENDAR  YEAR AND FY-END OPTION VALUES

     The following table sets forth, for the 1999 calendar year, each exercise of stock options by each of the Named Executive Officers and the calendar year-end value of unexercised options on an aggregate basis.


--------------------------------------------------------------------------------------------------------
                        Shares       Value      Number of Unexercised      Value of Unexercised In-the-
                     Acquired on   Realized     Options at FY-End (#)      Money Options at FY-End ($)
Name                 Exercise (#)     ($)     Exercisable/Unexercisable   Exercisable/Unexercisable (1)
--------------------------------------------------------------------------------------------------------
Geoffrey F. McClain             0          0                 350,000 / 0                     $52,500 / 0
--------------------------------------------------------------------------------------------------------
Roderick A. McClain             0          0                 350,000 / 0                     $52,500 / 0
--------------------------------------------------------------------------------------------------------
Herbert S. Perman               0          0                 350,000 / 0                     $52,500 / 0
--------------------------------------------------------------------------------------------------------

(1) Options are "in-the-money" if the fair market value of the common stock underlying the options exceeds the exercise price of the option. The bid and asked sale prices quoted by the OTCB Market on December 31, 1999 was approximately $0.15.

EMPLOYMENT  AGREEMENTS

     In 1997, the Company entered into a revised and restated employment agreement with Roderick A. McClain, then Chief Executive Officer of the Company, which provided for (a) a term of the employment of ten years from the effective date, which term is automatically extended by one month at the end of each month; (b) a base salary of $125,000 annually, increased by ten percent each year; (c) a performance bonus equal to 7.5% of the net income before taxes of the Company for any year, (d) a revenue bonus equal to 10,000 shares of the Company's Common Stock for each increment of $250,000 by which the Company's gross monthly revenues exceed those of the prior month, starting from a base of $450,000; (e) 1,000 shares of a class of convertible preferred stock to be authorized by the Company, subject to terms of such class of preferred stock as are agreed to by the parties hereto; (f) any other bonus, supplemental or incentive compensation as may be approved by the Board of Directors; (g) nonqualified options to acquire up to 1,600,000 shares of the Company's Common Stock at an exercise price of $0.41 per share which were repriced on March 3, 1998 at $0.10 per share; and (h) a trigger to receive all unpaid compensation, whether or not earned, upon the occurrence of a change in control of the Company. For purposes of the employment agreement, a change in control equals;
(i) a change in twenty-five (25%) percent of either the outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or (ii) the approval by the stockholders of the Company of a reorganization, merger or consolidation, in which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation did not, immediately thereafter, own or control more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the surviving corporation of such reorganization merger or consolidation; or (iii) a liquidation or dissolution of the Company or of the sale of all or substantially all of the Company's assets.

     The change in control provisions of Mr. McClain's employment agreement were triggered by the acquisition of Bentley House Furniture Company, Inc. by the Company, which resulted in greater than 40% of the Company's common shares being issued to Jonathan Bentley-Stevens and Regina S. Peralta (the "Principal Shareholders"). Additionally, 4,000 Series A Convertible Preferred Shares were issued to the Principal Shareholders to compensate them for the assumption of the Company's debt.

On June 15, 1999, Mr. McClain waived the change of control provision in Section 4 of his employment contract.

     The Company entered into an employment agreement with Herbert S. Perman, dated October 1, 1995, and amended February 1, 1996. Pursuant to the employment agreement, which had a term of three years, Mr. Perman was employed as the Company's Chief Financial Officer and was compensated with an annual salary of $85,000 and a one-time grant of 150,000 shares of the Company's Common Stock. In addition, Mr. Perman shared in the Company's Executive Stock Bonus Plan, which provided for the issuance of shares of Common Stock upon an increase of gross monthly revenues over a base of $450,000. As of July 12, 1999, Mr. Perman's employment with the Company was terminated pursuant to the acquisition of Bentley House Furniture Company, and the Company considers it has no further obligation to Mr. Perman.

     The Company entered into an employment agreement with Geoffrey F. McClain, dated May 25, 1995, amended February 1, 1996, and amended February 1, 1997. Pursuant to the employment agreement, which had a term of three years, Mr. McClain was employed as the Company's Senior Vice President and was compensated with an annual salary, as of February 1, 1997, of $98,000. In addition, Mr. McClain shared in the Company's Executive Stock Bonus Plan, which provided for the issuance of shares of Common Stock upon an increase of gross monthly revenues over a base of $450,000. As of July 12, 1999, Mr. McClain's employment with the Company was terminated pursuant to the acquisition of Bentley House Furniture Company, and the Company believes it has no further obligation to Mr. McClain.

     The Company entered into an employment agreement with Melissa D. Hart, a former Company secretary, dated May 25, 1995, which was amended November 1, 1995, February 1, 1996, and February 1, 1997. Pursuant to the employment agreement, which had a term of three years, Ms. Hart was employed as the Company's Regulatory Affairs Director and compensated with an annual salary of $52,000, and the granting of 50,000 shares of the Company's Common Stock. In addition, Ms. Hart shared in the Company's Executive Stock Bonus Plan, which provided for the issuance of shares of Common Stock upon increase of gross monthly revenues over a base of $450,000. Ms. Hart's employment with the Company was ended by mutual agreement as of March 1998.

     As of November 15, 1996, the Company had a subsidiary company called Finish Line Collectibles Inc., which entered into a three-year employment agreement with Arthur West as its sales manager. Finish Line was declared bankrupt in July 1997. Mr. West had an annual base salary of $78,000, plus other benefits. The Company had also agreed to pay a bonus to Mr. West equal to 1.5% of the gross sales of the Company's collectible calling cards business during each quarterly period of his employment agreement. However, the annual bonus pay could not exceed $42,000, $54,000 or $67,000 during the first, second and third years, respectively, of the term of the employment agreement. Mr. West's employment agreement with the Company terminated when Finish Line declared bankruptcy.

     As of January 2, 1997, the Company purchased a subsidiary called Log On America, which entered into a three-year employment agreement with David Paolo at an annual base salary of $75,000, plus other benefits. In addition, the Company agreed to pay Mr. Paolo a contingent sum equal to either fifteen percent (15%) or twenty percent (20%) (such percentage being based on the gross profit, if any, of the Company's Internet Services Business for the year ended December 31, 1997) of the value of the Internet Services Business after three years from the acquisition date. At the Company's sole option, up to fifty percent (50%) of the contingent sum could be paid in the form of shares of Common Stock of the Company which have certain registration rights. The Company sold Log On America in January 1998 to Log On America's management, thereby terminating the employment agreement with Mr. Paolo.

     The Company entered into an employment agreement with Regina S. Peralta on April 2, 1999. Pursuant to the employment agreement, which has a term of ten years, Ms. Peralta is employed as BHFC's and the Company's Executive Vice
President.  Ms.  Peralta's  annual  salary  is  $165,000.

     The  Company  entered  into  an  employment  agreement  with  Jonathon
Bentley-Stevens on April 2, 1999 for a ten year term. Pursuant to the employment agreement, Mr. Bentley-Stevens is employed as the Company's President and Chief Executive Officer. Mr. Bentley-Stevens' annual salary is $170,000.

     The Company entered into an employment agreement with David Tang on July 22, 1999. Pursuant to the employment agreement, which has a term of five years, Mr. Tang is employed as the Company's Chief Financial Officer. Mr. Tang's annual salary is $150,000 and he received a one-time grant of 100,000 shares of the Company's Common Stock.

     The Company entered into an employment agreement with John Walsh on December 31, 1999. Pursuant to the employment agreement, which has a term of three years, Mr. Walsh is employed as the Company's Chief Operating Officer. Mr. Walsh's annual salary is $160,000 and he received a one-time grant of 100,000 shares of the Company's Common Stock.

TERMINATION  OF  CERTAIN  EMPLOYMENT  AND  STOCK  OPTION  RIGHTS

     On June 15, 1999, the Company agreed to modify the existing employment agreements of Roderick A. McClain, Herbert S. Perman, Geoffrey F. McClain, and Paul C. Graham. The employment agreements were modified as follows.

     Roderick A. McClain waived the "Change in Control" provision in Section 4 of his employment agreement with respect to transactions contemplated by the March 18, 1999 Stock Purchase Agreement between the Company and Bentley House Furniture Company, Inc. In addition, Mr. McClain's annual base compensation increased to $170,000, subject to a 10% annual increase in accordance with
Section 4.1(1) of the employment agreement. Mr. McClain waived the bonus compensation provisions of Section 4.2(2) and 4.3 of his employment agreement, and further waived a club membership allowance set forth in Section 4.1(6)(b) of his employment agreement.

     Herbert  S.  Perman  agreed  to  waive the bonus compensation provisions of
Section 2.4 of his employment agreement. In addition, the Company and Mr. Perman agreed that the choice of law and forum provisions of Section 6.6 of his employment agreement would be changed from Atlanta, Georgia to Los Angeles, California.

     Geoffrey F. McClain  agreed to waive the bonus  compensation  provisions of
Section 2.4 of his employment agreement, but retained the commission compensation provisions of Section 2.1 of the same agreement. In addition, the Company and Mr. McClain agreed that the choice of law and forum provisions of
Section 7.6 of his employment agreement would be changed from Atlanta, Georgia to Los Angeles, California.

     Paul C. Graham and the Company changed the choice of law and forum provisions of Section 7.6 of Mr. Graham's employment agreement from Atlanta, Georgia to Los Angeles, California.

     On August 12, 1999, following the June 15, 1999 modifications, the Company terminated the employment of Roderick A. McClain, Herbert S. Perman, and Geoffrey F. McClain. Pursuant to the 1996 Company Stock Option Plan (the "Plan"), unexercised stock options provided for in the employment agreements at issue were canceled.

      In some instances, the circumstances governing the right to exercise stock options specified in the employment agreements conflict with the circumstances under which such options may be exercised in connection with the Plan. Given the conflict, the Company relied upon the Plan to justify cancellation of certain purported stock option rights. In the event of certain terminations, the Plan permits a party to exercise stock option rights within thirty (30) days after the date of termination. The Company terminated the parties' employment rights and benefits on August 12, 1999. The right to exercise stock options pursuant to the employment agreements and the Plan expired on September 12, 1999. No party exercised stock options within the specified period.

     On March 3, 1998, the Company granted to each of Roderick A. McClain, Herbert S. Perman, and Geoffrey F. McClain options to purchase up to 350,000 shares of Common Stock, at an exercise price of $0.10 per share, in consideration of bona fide services rendered. Such services were not in connection with the offer or sale of securities in a capital-raising transaction or services otherwise excluded from being the subject of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended. The option contracts expressly provided an expiration date of December 31, 1999, and prevented either party from canceling the option rights, even if the Company terminated the employee party for cause.

     By December 31, 1999, the options granted to each of Roderick A. McClain, Herbert S. Perman and Geoffrey F. McClain expired.

STOCK  OPTIONS  GRANTED  TO  NEW  DIRECTORS

     No  stock  options  were  granted  in  1999.

COMPENSATION  OF  DIRECTORS

     The Company issued options to purchase up to 25,000 shares of Common Stock to each of Don L. Thone and Ron Berkowitz, who were outside and non-employee directors during 1998. Otherwise, the Company has not and does not currently compensate directors for services rendered in their capacity as directors. The Company does not compensate any employee-directors in their capacities as directors of the Company. See VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF.

     INDEMNIFICATION  OF  OFFICERS  AND  DIRECTORS

     The Company's Certificate of Incorporation and bylaws designate the relative duties and responsibilities of the Company's officers, establish procedures for actions by directors and stockholders and other items. The Company's Certificate of Incorporation and bylaws also contain extensive indemnification provisions, which will permit the Company to indemnify its officers and directors to the maximum extent provided by Delaware law.

TERMINATION  OF  EMPLOYMENT  AND  CHANGE  IN  CONTROL  AGREEMENTS

     Except as set forth in employment agreements of certain employees of the Company and its subsidiaries, the Company has no compensatory plans or arrangements which relate to the resignation, retirement or any other termination of an executive officer or key employee with the Company or a change in control of the Company or a change in such executive officer's or key employee's responsibilities following a change in control.

COMPENSATION  COMMITTEE  INTERLOCKS  AND  INSIDER  PARTICIPATION

     The Board of Directors has established compensation and audit committees, which consist of Mr. Roberto S. Sebastian, Ambassador Ramon A. Tirol and General Renato de Villa, who are non-employee directors, and were appointed to the Board of Directors on June 30, 1999. See DIRECTORS AND EXECUTIVE OFFICERS.



        COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers, and beneficial holders of more than 10% of the Company's Common Stock to file with the Commission initial reports of ownership, current reports of changes in ownership and annual reports of changes in ownership of such equity securities of the Company. Based solely upon a review of such forms, or on written representations from certain reporting persons that no other reports were required for such persons, except for those reports discussed in the next paragraph, the Company believes that all reports required pursuant to Section 16(a) with respect to its executive officers, directors and 10% beneficial stockholders for the year ended December 31, 1999 were timely filed.

     Jonathan Bentley-Stevens failed to file a Form 3 or Form 4 in a timely manner for the 17,757,083 shares of Common Stock and 2,400 shares of Series A Preferred Stock acquired on April 2, 1999 through the acquisition of Bentley House Furniture Company, Inc. Mr. Bentley-Stevens reported such information on Form 5 which was filed timely on February 8, 2000.

     Regina Peralta failed to file a Form 3 or Form 4 in a timely manner for the 11,838,056 shares of Common Stock and 1,600 shares of Series A Preferred Stock acquired on April 2, 1999 through the acquisition of Bentley House Furniture
Company, Inc. Ms. Peralta reported such information on Form 5 which was filed timely on February 8, 2000.

     David Tang failed to file a Form 3 or Form 4 in a timely manner for shares of Common Stock received pursuant to his employment agreement with the Company. Mr. Tang reported such information on Form 5 which was filed timely on February 8, 2000.

     John Walsh failed to file a Form 3 or Form 4 in a timely manner for shares of Common Stock received pursuant to his employment agreement with the Company. Mr. Walsh reported such information on Form 5 which was filed timely on February 8, 2000.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The following table reflects for the year ended December 31, 1999, the beneficial Common Stock ownership of: (a) each director of the Company, (b) each executive officer named in the Summary Compensation Table in this Proxy Statement for the fiscal year ended December 31, 1999 (See "Executive Compensation"), (c) each person known by the Company to be a beneficial holder of five percent (5%) or more of its Common Stock, and (d) all executive officers and directors of the Company as a group:

Name and Address                  No. of
of Beneficial Owners(1)           Shares     Percent#
-----------------------------    ----------  --------
Jonathon A. Bentley-Stevens(2)   17,757,083      23.7
Regina S. Peralta(3)             11,838,056      15.8
Roderick A. McClain(4)                    0         0
Geoffrey F. McClain(5)              280,820       0.4
Herbert S. Perman(6)                150,000       0.1

David Tang                          100,000       0.1

John Walsh                          350,000       0.5

All Executive Officers and       31,316,527     40.2
Directors as a Group

CHANGE IN CONTROL: ACQUISITION OF BENTLEY HOUSE FURNITURE CORPORATION BY THE COMPANY


     The proposal for a name change of the Company's corporate name from Global TeleMedia International, Inc. to Bentley House International Group, Inc. arises out of the
------------------------
# Pursuant to the rules of the Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

1) The address for each of these persons is the Company's principal executive office, located at 4675 MacArthur Court, Suite 420, Newport Beach, California 92660.

2) In addition to the shares held directly by him, respectively, Jonathon Bentley-Stevens has been issued 2,400 shares of Series A Preferred Stock which are convertible into 208,274 shares of Common Stock for each share of Preferred.

3)  Regina  S.  Peralta  holds  1,600  shares  of  Series  A  Preferred  Stock.

4) Roderick A. McClain was the registered owner of options to acquire up to 1,600,000 shares of Common Stock pursuant his employment agreement with the Company which was canceled on August 12, 1999.

5) Geoffrey F. McClain was the registered owner of options to acquire 280,820 shares of Common Stock pursuant to his employment agreement with the Company which was cancelled on August 12, 1999.

6) Herbert S. Perman was the registered owner of options to acquire 150,000 shares of Common Stock pursuant to his employment agreement with the Company which was cancelled on August 12, 1999.

acquisition of Bentley House Furniture Company, a Philippine corporation, by the Company in 1999. The transaction is described immediately below so that shareholders may understand the changes in corporate structure which have occurred in 1999.

     On March 18, 1999, following several months of discussions and mutual due diligence on the financial and legal aspects of the transaction, the Company entered into an "Agreement to Purchase Stock" (the "Agreement") with Bentley House Furniture Corporation, Inc., a Philippine corporation ("BHFC"), and the shareholders of BHFC. The Agreement provided for the Company to acquire 100% of the issued and outstanding capital stock of BHFC (the "Exchanged BHFC Stock") in exchange for Common Stock and Series A Preferred Stock of the Company (collectively, the "Exchanged GTMI Stock") which represented a 90% ownership interest in the Company. The Agreement included various financial and legal representations, covenants and obligations of the parties typical in similar agreements, including provisions to protect the parties' respective interests. At the closing of the Agreement, 100% of BHFC's capital stock was exchanged by BHFC shareholders for (i) 29,595,139 shares of GTMI Common Stock and (ii) 4,000 shares of GTMI series A Preferred Stock. Each share of Series A Preferred Stock is convertible into 208,274 GTMI Common Shares for a total of 833,096,000 GTMI Common Shares, or 90% of GTMI Common Shares on a fully diluted basis.

     As provided by the Agreement, 99.8% of BHFC stock was delivered into escrow on March 20, 1999. Shares of GTMI stock were exchanged for the BHFC stock pending the occurrence of certain conditions precedent, including the filing with the Securities and Exchange Commission of the Company's 1998 Annual Report on Form 10-KSB and its Form 10-QSB for the quarter ended March 31, 1999. Substantially all the conditions were considered to have been met upon the presentation of these filings on March 30, 1999. The stock held in escrow was accordingly released to the respective parties on April 2, 1999.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     BentleyTel.com ("BentleyTel"), a subsidiary of GTMI, was incorporated in Nevada on September 30, 1999. It was organized by Jonathan Bentley-Stevens and Regina Peralta for the purpose of creating a telecommunications company to identify and provide international connectivity and to produce development and marketing opportunities in the areas of telecommunications, electronics and internet activities in the United States and other jurisdictions. The Board of Directors consists of Mr. Bentley-Stevens, Ms. Peralta and Mr. David Tang. Mr. Bentley-Stevens is the Chief Executive Officer, Ms. Peralta is the Executive Vice President, and Mr. Tang is the Chief Financial Officer.

     On October 11, 1999, GTMI exchanged 110 of its Series A Preferred Shares for 55% of the shares of common stock of BentleyTel. The other BentleyTel shareholders are Mr. Bentley-Stevens (22%), Ms. Peralta (14.6%) and companies which are now subsidiaries of BentleyTel, equaling 8.4% of the outstanding shares of common stock. In connection with the share exchange, Mr. Bentley-Stevens and Ms. Peralta received no consideration or compensation of any kind. The transaction has been approved by the Boards of Directors of the Company and the Board of Directors of BentleyTel.

                    MATTERS FOR CONSIDERATION BY STOCKHOLDERS

PROPOSAL  ONE:               ELECTION  OF  DIRECTORS
-------------

     Eight (8) directors will be elected at the Meeting, each to hold office until the next Meeting of the Stockholders of the Company or until their successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the Board of Directors. There are no family relationships among any of the Company's directors and executive officers. In the absence of instructions to the contrary, shares of Common Stock represented by properly executed proxies will be voted for the eight (8) nominees listed herein below, all of whom are recommended by management of the Company and who have consented to be named and to serve if elected.

     In the event that any management nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

     From the change in control of March 18, 1999 (see VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF--Change In Control: Acquisition of Bentley House Furniture Corporation by the Company), until December 31, 1999, the Board of
Directors met twice. The Board does not have any standing, other than the compensation and audit committees, or other Board committees presently performing equivalent functions, nor did it have any such committees during the year ended December 31, 1999. Certain of such committees are intended to be formed in 2000.

     The information presented below is as of December 24, 1999, and is based in part on information furnished by the nominees and, in part, from the records of the Company.

     The affirmative vote of a plurality of the combined Votes Cast at the Meeting is required to elect the directors nominated below.

NOMINEES  FOR  ELECTION  AS  DIRECTOR

     The following persons have been recommended by management of the Company and have consented to be named and to serve as members of the Company's Board of Directors if elected. Jonathon Bentley-Stevens has been nominated to be the Chairman of the Board of Directors. Biographies of such persons may be reviewed in the section entitled DIRECTORS AND EXECUTIVE OFFICERS.


              Name                           Director  Since
              ----                           ---------------

     Jonathon  Bentley-Stevens               June  30,  1999
     Regina  S.  Peralta                     June  30,  1999
     Renato  de  Villa                       June  30,  1999
     Ramon  A.  Tirol                        June  30,  1999
     Roberto  S.  Sebastian                  June  30,  1999
     Joemari  D.  Gerochi                    June  30,  1999
     Yam Pg Anak JH Abdul Wadood Bolkiah     June  30,  1999
     John  Walsh                             December  3,  1999

                 THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR"
                    THE ELECTION OF THE NOMINEES LISTED ABOVE


PROPOSAL  TWO:     APPROVE  A  CHANGE  IN  THE  CERTIFICATE  OF  INCORPORATION
-------------      ELIMINATING THE REQUIREMENT FOR A SHAREHOLDERS' MEETING TO
                   AMEND THE CERTIFICATE OF  INCORPORATION

GENERAL

     The Board of Directors of the Company has proposed that the Certificate of Incorporation (the "Certificate") be changed to eliminate the requirement for shareholder meetings to amend the Certificate of Incorporation. Article "ELEVENTH" of the Certificate presently states that "Any action required or permitted to be taken by the stockholders must be effected at a duly called Annual Meeting or at a special meeting of the stockholders of the Corporation." This provision is similar to certain traditional and restrictive statutory provisions of the Delaware General Corporation Law (the "GCL") which had similarly so provided up until 1967. In 1967, in order to streamline corporate procedures and reduce the costs of corporate governance, the Delaware legislature enacted Section 228 of the GCL, which authorizes stockholder action by Written Consent, in lieu of convening a stockholders' meeting, provided written consents to the corporate action are given by stockholders representing the number of shares that would be required to consent to the action at a stockholders' meeting. (Prior to 1967, the GCL provided that stockholder approval of corporate action without a meeting had to be effected by unanimous written consent of stockholders.)

     Under Section 242(b) of the GCL, the Certificate of Incorporation of a Delaware corporation can be amended only by the consent of the majority of the stockholders entitled to vote thereon, and the majority of shares of stock of any class of stock entitled to vote upon such amendment as a class. While
Section 242 also provides that the approval of shareholders to amend the Certificate must be obtained at a duly called annual or special meeting of the corporation's stockholders, Section 228, as described above, provides that any shareholder action that could be taken at a meeting of shareholders can also be taken and given effect through the execution of written consents of the required majority of shares necessary to approve such action, unless the Certificate prevents the use of such written consents in lieu of votes taken at a shareholders' meeting. The purpose of Section 228 is to eliminate the necessity and expense of convening a shareholders' meeting in order to take corporate action requiring shareholders' approval. The Company's Certificate presently does not permit the Board of Directors (or any other interested party) to solicit shareholders' written consents to corporate actions requiring shareholder approval, including amendments of the Certificate itself. By approving PROPOSAL TWO, shareholders would enlarge the ability of the Board (or others) to amend the Certificate and take other corporate actions by written consent of shareholders where required without convening a shareholders' meeting, thereby potentially saving undue administrative burden and expense.

     The convening of a shareholders' meeting requires the preparation of a Proxy Statement in compliance with somewhat complex rules of the Securities and Exchange Commission, which can be costly and burdensome to a corporation. On the other hand, the Proxy Statement would necessarily include disclosures with respect to the matters being voted upon, and other corporate matters, which would not necessarily have to be disclosed in the case of a consent solicitation to shareholders. Therefore, in general, by approving PROPOSAL TWO, shareholders would be streamlining corporate procedures and potentially reducing some corporate reporting expenses, while lessening the disclosure requirements applicable in the case of a consent solicitation for shareholder approval of an amendment to the Certificate.

REASONS  FOR  AND  ADVANTAGES  OF  ELIMINATING  SHAREHOLDER  MEETING REQUIREMENT

     The proposal to amend the Certificate of Incorporation eliminating the requirement for shareholder meetings to amend corporate charter documents is made for several reasons. The Board of Directors believes the convening of a shareholders' meeting serves no greater purpose in connection with an amendment of the Certificate than in connection with obtaining shareholders' approval of any other corporate action for which such approval is required. Certain actions for which shareholders' approval can be obtained by written consent solicitation and without the convening of a meeting, such as approval of a merger, reverse split or acquisition of a majority in interest of the corporation's shares by a third party, are often more significant than an amendment of the Certificate. Moreover, if PROPOSAL TWO is approved, any amendment of the Certificate approved by written shareholder consent would require the same majority in interest of voting shares as would be required in the case of shareholder approval obtained at a meeting. Therefore, the Board is of the view that no substantive shareholder rights would be adversely affected by approval of PROPOSAL TWO, but that such approval would yield potentially significant benefits by streamlining corporate procedures.


                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                                THIS PROPOSAL TWO


PROPOSAL THREE: APPROVE A CORPORATE NAME CHANGE FROM GLOBAL TELEMEDIA --------------- INTERNATIONAL, INC. TO BENTLEY HOUSE INTERNATIONAL GROUP,
                     INC. BY AN AMENDMENT OF  THE  CERTIFICATE  OF INCORPORATION
                     TO  EFFECT  THE  NAME  CHANGE

GENERAL

     The Board of Directors believes that the proposed name change is desirable so that the Company's name will reflect the expanded segments of its businesses internationally. For example, the Company acquired BentleyTel.com, Inc., a Nevada corporation, on October 11, 1999. BentleyTel has developed a proprietary "International Smart Card" through which telecommunications products can be marketed internationally. The Board further believes, and has been advised by corporate communications specialists, that such a corporate name change will assist the Company in establishing and enhancing a unified name recognition for the Company's businesses, which the Board believes will enhance the value of the Company.


                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                               THIS PROPOSAL THREE

PROPOSAL FOUR: APPROVE A REVERSE STOCK SPLIT OF SHARES OF THE COMPANY'S -------------- COMMON STOCK AUTHORIZED AND OUTSTANDING AS OF THE DATE OF
                    THE MEETING WITHIN AND INCLUDING A  RANGE OF 1 FOR 3 THROUGH
                    A 1  FOR  12  BASIS  PURSUANT  TO  THE  BOARD  OF DIRECTORS'
                    DISCRETION  AND AMEND THE CERTIFICATE OF INCORPORATION TO
                    EFFECT  THE  REVERSE  STOCK  SPLIT

GENERAL

     The Board of Directors of the Company has unanimously adopted a resolution that submits for stockholder approval at the Meeting an amendment (the "Amendment") to the Company's Certificate of Incorporation that would effect a reverse stock split of the Common Stock within a range of one for three to one for twelve and thereby decrease the authorized number of shares of the Company's Common Stock to a number within a range of 25,000,000 to 6,250,000, respectively (the "Reverse Split"). A vote in favor of PROPOSAL FOUR will constitute a vote in favor of the proposed Amendment.

     If the Amendment is approved by the stockholders of the Company, the Board of Directors will then vote upon the Amendment and based upon the advice of financial consultants and advisers, determine the ratio of the Reverse Split. Management of the Company anticipates that the Amendment will be approved by the Board of Directors if PROPOSALS FOUR AND SIX are approved by the stockholders of the Company. If PROPOSAL FOUR is not approved by the stockholders of the Company, the Board of Directors will not approve the Reverse Split. If the Board of Directors approves the Amendment, then, pursuant to the Amendment, shares of Common Stock outstanding at the effective date of the Reverse Split (the "Effective Date") will be converted into the appropriate post-Reverse Split share ratio of the Company's Common Stock (the "New Common Stock"). The
Effective Date will be the date on which the Amendment is filed with the Secretary of State of the State of Delaware. No fractional shares will be issued; rather, stockholders who would otherwise be entitled to a fractional share as a result of the Reverse Split will receive cash in the amount described below.

SERIES  A  PREFERRED  STOCK

     At present, the holders of Series A Preferred Stock are entitled at any time to convert their shares of Series A Preferred Stock into Common Stock of the Company at the conversion ratio of one share of Preferred Stock for 208,274 shares of Common Stock, subject to adjustment under certain conditions.

     There are 4,328 shares of each of Series A outstanding. In order to equitably reflect the conversion rights of the Series A Preferred Stock in light of the Reverse Split, the Company proposes that, pursuant to PROPOSAL SIX, additional shares of Common Stock be authorized. Accordingly, as a result of the conversion adjustment provisions of the Series A Preferred Stock, following the Reverse Split, each share of Series A Preferred Stock will be convertible into a number within a range of one-twelfth to one-third of one share of Common Stock or 17,356 to 69,424 shares rather than 208,274 shares of Common Stock. This conversion is not deemed by the Company to alter or change any of the relative powers, preferences or special rights of the holders of Series A Preferred Stock since in all respects the shares of Preferred Stock of Series A are equivalent.

REASONS  FOR  APPROVING  THE  REVERSE  SPLIT

     The Company proposes to consolidate the number of its shares of Common Stock by means of a Reverse Split (or Reverse Stock Split) at a ratio of 1 share for every 12 or 1 share for every 3. This means that after the consolidation, each shareholder will own 1/12 or 1/3 of the number of shares of Common Stock previously owned by such shareholder.

     The Company proposes to consolidate the number of its shares of Common Stock by means of a reverse split of its Common Stock and of the number of common shares to which its outstanding Convertible Preferred Stock may be converted at a ratio of between 1 share for 12 or 3 shares in each case. This means that after the Reverse Split, each common shareholder will own 1/12 or 1/3 of the number of shares owned prior to the Reverse Split, but that the number of authorized shares of Common Stock, as well as the outstanding number of such shares, shall be correspondingly reduced to 1/12 or 1/3 of the number previously outstanding. Thus, if PROPOSAL FOUR is approved and effectuated, the authorized shares of Common Stock outstanding will be reduced from 75 million to between 6,250,000 or 25,000,000 common shares. Moreover, stock options, warrants and stock purchase rights outstanding would similarly and proportionately undergo a reduction by the same factor and their respective exercise or conversion prices would be increased by the same factor. The Reverse Split would not result in a
                                         ---------------------------------------
change  in  the relative equity positions among common and convertible preferred
--------------------------------------------------------------------------------
stockholders  nor  the contingent equity positions of the holders of convertible
--------------------------------------------------------------------------------
debentures  or  stock  options,  warrants  or  purchase  rights.
---------------------------------------------------------------

     Assuming that all of the currently outstanding shares of Series A Preferred Stock are converted into shares of Common Stock, the Company would have outstanding a total of 994,888,780 shares (assuming a 1 for 12 Reverse Split) of Common Stock including all subscriptions, Options or Warrants to purchase 3,254,575 shares of Common Stock. The Principal Stockholders, Jonathon Bentley-Stevens and Regina Peralta, have agreed to waive anti-dilution rights entitling them to purchase any new shares of Common Stock after January 1, 2000.

     While management of the Company believes that the actual issuance of Series A Preferred Stock has been in the best interests of the Company and its stockholders, it also believes that upon conversion of the Series A Preferred Stock, there will be too many shares of Common Stock issued and outstanding for a corporation of the Company's size. Even if the Company returns to profitability, it will likely report very low earnings per share given the number of outstanding Common Stock shares. This could have an adverse effect on the marketability and trading price of the Common Stock.

     There are various reasons for the proposed Reverse Split, the foremost of which is to increase the price of the Company's traded Common Stock, which the Board believes would foster confidence in the Company and assist it in obtaining financing on more favorable terms than otherwise might be available. There are many reasons for this opinion of the Board, among the most important of which are the hesitancy of many institutional investors to commit investment funds to a Company perceived to have a "cheap" or "beaten down" stock price, reflecting poor operating performance over a multi-year period. (Voting shareholders should bear in mind, however, that the market price of the Common Stock is based on many other factors as well as Company operating performance, and that this may affect the marketplace results of the Reverse Split).

     Another projected benefit of the Reverse Split would be a very substantial reduction in the transaction costs associated with trading in the Company's Common Stock. In most cases, trading costs include both "brokers" trading commissions and the "indirect cost" of "dealer markup," that is, the difference between the buying and selling prices of dealers in a given stock (the "bid-ask spread"). Such dealers would be OTC Bulletin Board or "Pink Sheet" market makers, as opposed to retail brokerage firms such as Charles Schwab & Co. or Merrill Lynch. The economic costs of dealer markup are disproportionately high with respect to low-priced stocks as a proportion of such stocks' market price, adversely affecting investors. Trading commissions also tend to exact a larger proportion of the investment made in such stocks, because such commissions are calculated by and large as a function of the number of shares traded more so than in accordance with the relative price per share. The result, again, is that persons transacting in stocks which are disproportionately low-priced in relation to the economic value underlying the shares tend to be, in effect, penalized, which reduces investor acceptance of such stocks.

     The Board of Directors believes that the reduction in the number of common shares outstanding, without any corresponding material alteration in the economic composition of the Company or the relative interests of the securities holders would thus likely enhance the public and institutional perception of the Company's Common Stock and thus increase investor interest. However, no assurance can be given that the market price of the Common Stock will increase in direct proportion to the ratio of the Reverse Split. A failure of the stock's trading price to completely reflect the mathematics of the Reverse Split would result in a reduction in the market value of the Company's securities, but, on the other hand, it is no less likely that the Reverse Split may result in a disproportionately increased value of the market value of the Company's Common Stock.

     Many brokerage firms are reluctant to recommend lower priced stocks for their clients, and the policies and practices of a number of brokerage houses tend to discourage individual brokers within those firms from dealing in lower priced stocks. Management of the Company also believes that certain institutional investors are reluctant to invest in lower priced stocks. In addition, the brokerage commission on the purchase or sale of a stock with a relatively low price per share generally tends to represent a higher percentage of the sales price than the brokerage commission charged on a stock with a relatively high price per share, to the detriment of the holders of the Common Stock and the market for the Common Stock. Finally, the Board of Directors believes that the raising of new capital may be facilitated if the book value per share of the Common Stock can be increased. The Board of Directors believes that these issues are best addressed by an increase in the price per share of the Common Stock that is anticipated as a result of the proposed Reverse Split, although no assurances can be given that such an increase will occur if the Reverse Split is implemented, or that such price per share, if it does rise, will rise in proportion to the Reverse Split or that any such rise will be sustained for a significant period.

     In addition, even if the Reverse Split is implemented, there can be no assurance that brokerage firms will be more inclined to recommend the Common
Stock or that institutional investors will be more inclined to invest in the Common Stock or that an increased price will facilitate any possible raising of additional capital. If the market value of the Common Stock does not adjust proportionately, a significant loss of stockholder value could result. In addition, a Reverse Split reduces the number of shares of Common Stock outstanding, thereby adversely affecting liquidity and possibly depressing the price of the Common Stock. For the reasons set forth above, the Board of Directors believes that stockholder approval of the Amendment to effect the Reverse Split is advisable at this time.

VESTING  DISCRETION  IN  THE  BOARD  OF  DIRECTORS

     At present, the Board of Directors expects to direct management to file the Amendment as promptly as practicable if approved by stockholders of the Company. However, the Board would not be obligated to direct management to file the

Amendment, and would direct management not to file the portion of the Amendment related to the Reverse Split if this PROPOSAL FOUR is not approved by the stockholders. In addition, the decision with respect to the ratio of the Reverse Split shall be made by the Board of Directors based upon market conditions after the shareholders' meeting as advised by financial consultants and advisers.

GENERAL  EFFECT  OF  REVERSE  SPLIT

     The New Common Stock will not be different from the existing Common Stock, and the holders of the New Common Stock or options or warrants to purchase the New Common Stock will have the same relative rights following the Effective Date as they had prior thereto. The Reverse Split will not affect the number of shares of Series A Preferred Stock that are issued and outstanding at the Effective Date and the voting rights of the Series A Preferred Stock will not be adjusted as a result of the Reverse Split. The ratio at which such Series A Preferred Stock can be converted will be adjusted proportionately for the Reverse Split. The post-split conversion ratio will fall within the range of one share of Series A Preferred Stock into 17,356 shares of Common Stock if a 1 for 12 split occurs or 69,424 if a 1 for 3 split occurs rather than 208,274 shares of Common Stock as further described in detail below.

     The following table shows the effect of the Reverse Split on the aggregate number of shares of the Company's Common Stock, Series A Preferred Stock, and on the stockholders' equity section of the Company's balance sheet, on a pro forma basis, as of December 31, 1999, assuming that PROPOSALS FOUR and SIX have been adopted as proposed in this Proxy Statement.

                                          PRIOR TO                  AFTER
                                      PROPOSED REVERSE        PROPOSED REVERSE
                                         SPLIT (1)               SPLIT (1)

                                  COMMON STOCK      1 FOR 12        1 FOR 3
Number of Shares
Authorized(2)                      100,000,000     100,000,000    100,000,000
Issued and Outstanding(3)          994,888,780     82,907,398     331,629,593
Available for Issuance            (894,888,780)    74,574,065     298,296,260
PREFERRED STOCK
Authorized                          10,000,000     10,000,000     10,000,000
SERIES A PREFERRED
STOCK
Designated                            5,000           5,000          5,000
Issued and Outstanding                 -0-             -0-            -0-
Available for Issuance                5,000           5,000          5,000
Undesignated Series A Preferred
Stock Available For Issuance        9,995,000       9,995,000      9,995,000
STOCKHOLDERS'
EQUITY
Series A Preferred Stock               -0-             -0-            -0-
Common Stock                        3,979,555       3,979,555      3,979,555
Additional Paid-In Capital          18,312,464     18,312,464     18,312,464
Stock Subscription                   222,500         222,500        222,500
Deficit                            (5,700,000)     (5,700,000)    (5,700,000)
Cumulative Translation
Adjustment                         (1,846,000)     (1,846,000)    (1,846,000)
Total Stockholders' Equity          14,968,519     14,968,519     14,968,519
Stockholders' Equity Per Common
Share Outstanding                     $.004          $0.048         $0.012

--------------------
1)Assumes that all of the shares of Series A Preferred Stock outstanding as of December 31, 1999 had been converted into shares of Common Stock.

2)The numbers of shares shown above as being outstanding after the Reverse Split do not reflect any adjustments that may result from the repurchase of fractional shares.

3)The pro forma number of shares outstanding and stockholders' equity as of December 31, 1999 reflects the conversion of 4,328 shares of Series A Preferred Stock into 901,409,872 shares of Common Stock which were then split 1 for 12 into 75,117,489 and 1 for 3 into 300,469,957.

EFFECT  ON  REGISTRATION

     The Common Stock is currently registered under section 12(g) of the Securities Exchange Act of 1934 as amended (the "1934 Act"), and as a result, the Company is subject to the periodic reporting and other requirements of the 1934 Act. The Reverse Split will not affect the registration of the Common Stock under the 1934 Act.

EFFECT  ON  THE  MARKET  FOR  THE  COMMON  STOCK

     The Company intends to seek the listing of its Common Stock on the American Stock Exchange under the symbol "BHIG." (See Market for Common Stock and Related Stockholder Matters herein for information setting forth the bid and ask prices for the last three years by quarter.)

     The shares of Series A Preferred Stock have not been listed on any exchange since the time of their issuance in April 2, 1999 and there is no public market for the Series A Preferred Stock. However, the Company has established procedures to assist stockholders of the Series A Preferred Stock in the event they wish to transfer their shares.

     Management anticipates that after the Effective Date, the market price of shares of Common Stock will increase as a result of the decrease in the number of shares outstanding. However, there is no assurance that such an increase will occur and, if so, it cannot be predicted whether any such increase will be in proportion to the Reverse Split.

EFFECT  ON  PREFERRED  STOCK,  OPTIONS,  WARRANTS  AND  CONVERTIBLE  SECURITIES

     Assuming that none, or less than all of the warrants discussed in PROPOSAL FIVE herein will be exercised upon conversion of the Series A Preferred Stock, the remaining warrants would be affected by the Reverse Split. The Principal Stockholders also have outstanding anti-dilution rights to maintain their 90% of the outstanding shares of Common Stock, which were issued to the Principal Stockholders in connection with the Agreement to Purchase Stock of Bentley House Furniture Company, Inc. Under the anti-dilution provisions of the warrants, the number of shares issuable upon the exercise of the warrants will decrease in proportion to the Reverse Split, and the exercise price of such warrants will increase proportionately. For example, each warrant would entitle the holder to purchase five (instead of 60) shares of Class A Common Stock, at $2.40 (rather than $0.20) per share if the reverse split occurs at a ratio of 1 for 12.

     Effective August 12, 1999, the board of directors revoked all prior stock option grants.

     The shares of Series A Preferred Stock are convertible into shares of Common Stock. Under the Certificate of Designation of Rights, Preferences and Privileges related to the Series A Preferred Stock, the number of shares of Common Stock issuable upon the conversion of the Series A Preferred Stock will decrease in proportion to the Reverse Split.

EXCHANGE  OF  STOCK  CERTIFICATES  AND  LIQUIDATION  OF  FRACTIONAL  SHARES

     As soon as practicable after the Effective Date, the stockholders will be notified and requested to surrender their certificates representing shares of Common Stock to the Company's transfer agent so that certificates representing the appropriate number of shares of New Common Stock, together with a cash payment in lieu of any fractional share, may be issued in exchange therefor. As a result of the "cash-out" of fractional shares, stockholders holding fewer than 12 shares, if a 1 for 12 Reverse Split is consummated, will receive only cash and will no longer hold any Common Stock. Based on the number of stockholders of record of the Common Stock as of the Record Date, the Reverse Split would cause a reduction in the number of stockholders of record from 6,500 to 3,000 (this number is an estimate).

     No scrip or fractional certificates will be issued in connection with the proposed Reverse Split. Rather, the Company will pay cash in lieu of any fraction of a share that any stockholder would otherwise receive. The price for such fractional share will be based upon the average of the closing prices per share on the Bulletin Board for the Common Stock for the ten trading days immediately preceding the Effective Date of the Reverse Split.

FEDERAL  INCOME  TAX  CONSEQUENCES

     A summary of the material federal income tax consequences of the proposed Reverse Split is set forth below. The following discussion is based upon present federal tax law and does not purport to be a complete discussion of such consequences for all stockholders in all circumstances, nor does it address state, local or foreign tax consequences or considerations. ACCORDINGLY, STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE DETAILED INFORMATION REGARDING THE EFFECTS OF THE PROPOSED REVERSE SPLIT UPON THEIR INDIVIDUAL TAX STATUS.

     1. The proposed Reverse Split will not be a taxable transaction to the Company.

     2. A stockholder will not recognize any gain or loss as a result of the Reverse Split unless the stockholder receives cash in lieu of a fractional share. Although it is impossible to predict with certainty the tax consequences to any stockholder who receives cash in lieu of a fractional share, such stockholder, depending on the circumstances, will either (i) recognize gain or loss as a result of the Company's purchase of a fractional share based upon the amount realized for the fractional share less the holder's proportionate adjusted basis in such fractional share, or (ii) recognize dividend income in an amount not in excess of the amount of proceeds received from the sale of the fractional share.

     3. The aggregate tax basis of the New Common Stock received by a stockholder pursuant to the Reverse Split will equal the aggregate tax basis of the stockholder's Common Stock prior to the Effective Date (except that such basis will be reduced by any basis allocated to a fractional share redeemed by the Company with respect to which the stockholder recognizes gain or loss as described in clause (i) of paragraph 2 above). The holding period of the New Common Stock received by the stockholder will include the holding period of the stockholder's Common Stock before the Reverse Split, provided the shares of Common Stock were a capital asset in the hands of such stockholder.

     Special taxation and withholding rules may apply to any stockholder that is a nonresident alien or a foreign corporation. Those rules are beyond the scope of this discussion and should be discussed with a personal tax advisor. Stockholders will be required to provide their social security or other taxpayer identification numbers (or, in some instances, certain other information) to the transfer agent in connection with the Reverse Split to avoid backup withholding requirements that might otherwise apply. See "Exchange of Stock Certificates and Liquidation of Fractional Shares" herein. The letter of transmittal will require each stockholder to deliver such information when the Common Stock certificates are surrendered following the Effective Date of the Amendment. Failure to provide such information may result in backup withholding.

RIGHTS  OF  DISSENTING  STOCKHOLDERS

     UNDER THE DELAWARE GENERAL CORPORATION LAW, STOCKHOLDERS OF THE COMPANY ARE NOT ENTITLED TO ANY RIGHTS OF APPRAISAL OR DISSENTERS' RIGHTS IN CONNECTION WITH THE ADOPTION OF PROPOSAL FOUR.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                               THIS PROPOSAL FOUR


PROPOSAL  FIVE:     AUTHORIZATION OF THE ISSUANCE OF ADDITIONAL SHARES OF COMMON
--------------      STOCK,  WARRANTS  AND  OPTIONS  THROUGH  A PRIVATE PLACEMENT
                    OF CONVERTIBLE DEBT

GENERAL

     As discussed above, the Company is attempting to raise additional capital in order to obtain working funds for the Company and its subsidiaries to enable them to meet existing obligations on an on-going basis in the coming months. Specifically, the Company is seeking to raise capital through the issuance of debt and equity in order to carryout out its new strategic focus and permit management to pursue perceived opportunities both domestically and in the BIMP-EAGA MARKETS. THE COMPANY IS WORKING WITH PLACEMENT AGENTS TO ASSIST AND ADVISE THE COMPANY WITH RESPECT TO THE COMPANY'S CAPITAL RAISING EFFORTS. THE COMPANY IS THE PROCESS OF ENTERING INTO A BINDING AGREEMENT IN CONNECTION WITH A PRIVATE PLACEMENT.

     The Company is seeking to raise net proceeds of $5 million of debt financing in the form of a redeemable two year Convertible Debenture. Because of the considerations discussed above, the Board of Directors of the Company believes it is necessary for the Company to raise a substantial portion of this additional capital as soon as possible.

DESCRIPTION  OF  POTENTIAL  SUBORDINATE  DEBENTURE  ISSUANCE

     On December 20, 1999, the Company entered into a preliminary agreement (the "Agreement") with the Malachi Group, Inc., an investment company with offices in Atlanta, Georgia, and New York, New York, to issue $5 million in subordinated debentures to investors identified by the Malachi Group, Inc. The debentures would be funded only after execution of definitive documentation.

     The debentures are for a two-year term and would likely contain the following provisions.

     Proposed  Structure.     Each  debenture  is  a  Convertible  Debenture,
     -------------------
convertible into common shares of GTMI at $10.00 per share. If the common shares of the Company trade under $10.00 per share for any consecutive five-day period following the four month anniversary of the closing date of the Agreement, then the debenture would be convertible at 85% of the market price. The market price would be defined as the average of the lowest three consecutive bid prices for the twenty day period preceding the conversion.

     Conversion Limitation. Conversions would take place as follows. First, none
     ----------------------
until 180 days from the closing date and up to 5% per month thereafter. Second, conversion of any remaining shares would be mandatory after two years from the closing date. The investors would agree not to short the underlying Common Stock at any time during the term of the debenture. At no time would the holder convert a number of shares that would represent the ownership of the equivalent of more than 10% of the common shares outstanding.

     Redemption.  The Company  would reserve the right to redeem at any time any
     ----------
or all unconverted portion(s) of the debentures at a premium of 11.5% of the remaining principal.

     Warrants.  Upon  closing,  the Company  would issue 3 year  warrants to the
     --------
investors to purchase 35,000 shares of GTMI per $1,000,000 raised. The warrants will be exercisable at a price equal to 120% of the closing bid price of GTMI on the day preceding the closing.

     Interest. The interest would be 7 % annually payable in stock or payable in
     --------
cash upon full conversion at the option of the Company.

     Registration Rights. The Company would agree to register an adequate number
     -------------------
of shares for conversion of all transactions within 60 days from the closing date. The Company would also agree to pay late registration penalties of 2% per month (pro rata) for the period beginning 180 days from the closing date.

     Legal Fees. All legal fees to produce the  subscription  documents would be
     ----------
paid by the Company.

     Compensation. The Malachi Group, Inc. would receive 4.5% of the total funds
     ------------
raised at each closing. In addition, the Company will issue 3 year warrants to purchase 15,000 shares of GTMI.

EFFECT  OF  REGISTRATION  RIGHTS  FOR  THE  PRIVATE  PLACEMENT

     Holders of (i) Common Stock issued  pursuant to the Private  Placement  and
(ii) Common Stock acquired by exercise of the Warrants (collectively, "Registerable Securities") will be entitled to certain registration rights in respect of such Registerable Securities. The Company anticipates that it may file a registration statement for the purpose of registering a secondary offering by the holders of the Registerable Securities and certain other persons, including the Principal Stockholder, as referred to in PROPOSAL FOUR above.

     There can be no assurance that any such registration statement will become effective or that it will be effective at any particular time. If such a registration statement does become and remains effective, the holders of such shares of Common Stock would be able to sell them from time to time as they deem appropriate, in the open market or otherwise, which would increase the "float" of the Common Stock (i.e., the number of shares that can trade without restriction in the public capital markets). Sales pursuant to such a secondary offering would not increase the Company's capital.

POTENTIAL  DILUTIVE  IMPACT  OF  THE  PRIVATE  PLACEMENT

     THE PRIVATE PLACEMENT COULD HAVE A DILUTIVE IMPACT ON THE PERCENTAGE OF OWNERSHIP OF THE CURRENT HOLDERS OF THE COMPANY'S EQUITY SECURITIES. ASSUMING THE APPROVAL OF THE REVERSE STOCK SPLIT DESCRIBED IN PROPOSAL FOUR AND FOLLOWING THE CONVERSION OF ALL THE CURRENTLY OUTSTANDING SHARES OF SERIES A PREFERRED STOCK INTO COMMON STOCK AND EXERCISE OF WARRANTS, AND ASSUMING THE ISSUANCE AND CONVERSION OF THE SUBORDINATED DEBENTURES IN THE DEBT PRIVATE PLACEMENT, THE SHARES ISSUED IN THE PRIVATE PLACEMENT COULD REPRESENT 0.6% OF THE TOTAL NUMBER OF OUTSTANDING SHARES OF COMMON STOCK AFTER THE PRIVATE PLACEMENT IS CONSUMMATED.

     The following table sets forth the relative percentage ownership of the Company's Common Stock following (a) the Reverse Split and (b) the issuance and conversion of subordinated debentures.

                              PERCENTAGE OF COMMON STOCK
-------------------------------------------------------------------------------------
Dilution Event              Dollar Value/Percent    Existing Holders of Common Stock
-------------------------------------------------------------------------------------
Convertible Subordinated  5 million      1/12=0.6%                         1/12=99.4%
Debentures                                1/3=0.2%                          1/3=99.8%
 -------------------------------------------------------------------------------------

RIGHTS  OF  DISSENTING  STOCKHOLDERS

     UNDER THE DELAWARE GENERAL CORPORATION LAW, STOCKHOLDERS OF THE COMPANY ARE NOT ENTITLED TO ANY RIGHTS OF APPRAISAL OR DISSENTERS' RIGHTS IN CONNECTION WITH THE ADOPTION OF PROPOSAL FIVE: AUTHORIZATION OF THE ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK, WARRANTS AND OPTIONS THROUGH A PRIVATE PLACEMENT OF CONVERTIBLE DEBT.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                               THIS PROPOSAL FIVE

PROPOSAL  SIX:     APPROVE  AN  INCREASE  IN  THE NUMBER OF AUTHORIZED SHARES OF
-------------      COMMON  STOCK  PER  SHARE FROM 75 MILLION TO 400 MILLION
                   SHARES AND TO AMEND THE CERTIFICATE  OF  INCORPORATION  TO
                   EFFECT  THE  INCREASE


GENERAL

     At present, all of the Company's authorized common shares have been issued and are outstanding, except for nine hundred and fifty thousand shares which were issued in anticipation of a litigation settlement and recently reacquired by the Company when the settlement occurred by other means. As a result, the Company has only nine hundred and fifty thousand shares of authorized common stock available for issuance. In the opinion of the Board of Directors, the Company urgently requires additional common shares to be available for issuance for several purposes. First, the Company is urgently in need of additional financing to fund its ongoing operations and the operations of certain of its subsidiaries, including BentleyTel.com, Inc. and Bentley House Furniture Company. In addition to the funding requirements of these ongoing operations, the Company has outstanding bills for legal and accounting services in the aggregate amount of approximately $200,000 in connection with various essential responsibilities of the Company, including the legally-required filing of required reports with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act") as well as $500,000 for legal fees incurred by previous management. Compliance with the 1934 Act is essential in order for the Company's common stock to remain eligible for public trading and for the Company to have continued access to the capital markets for additional financing. Due to the lack of authorized common stock following the Bentley Acquisition, the Company's financing choices have been limited and it has been forced to pursue financing via the issuance of convertible debentures which the Company judges to be available only on significantly less favorable terms than the issuance of common stock.

     The Company seeks approval to increase the number of authorized common shares from 75 million to 400 million shares of common stock, $.004 par value. If the Reverse Split is approved and accomplished, both the Company's authorized and its issued common shares would be reduced from 75 million shares of Common Stock to (i) 6,250,000 common shares if one for twelve shares is adopted or (ii) 25,000,000 common shares if one for three shares is adopted, subject to adjustment for fractional shares as described under PROPOSAL FOUR. Increasing the number of authorized common shares to 400 million shares would, in such case, provide more additional common shares than necessary for the Company's immediate requirements, but would not impair the capital of existing shareholders in any way. Any number of such newly authorized shares would be subject to issuance upon approval of the Board of Directors for any valid corporate purpose, including additional equity capitalization, any acquisition which the Company might wish to undertake, issuance pursuant to the terms of stock option agreements either now existing or hereafter adopted, or for issuance as consideration in other contractual arrangements which the Company might wish to undertake.

     The Board of Directors has no immediate plans for any such transaction outside the ordinary course of business, although it is pursuing additional equity financing on an ongoing basis and may have need and an opportunity to issue substantial numbers of New Common Shares at any time or times in the future, subject to the market acceptance of the Company's common stock, and at prices and on terms to be negotiated from time to time. See discussion of PROPOSAL FOUR herein. The Company has decided not to conduct a registered public offering of its shares at this time, and the Board has no intention of issuing shares on undesirable terms. However, the Board is subject to supply and demand factors for the Company's shares, and any issuance would be likely to have some dilutive effect on existing shareholders.

     The Board of Directors believes that the proposed increase in the Company's common shares is equally necessary whether the Reverse Split is or is not approved. If the Reverse Split is not approved, the Company's authorized and outstanding common shares would remain at 75 million, and approval of PROPOSAL SIX would increase the Company's authorized common shares from 75 million to 400 million common shares. In such case, the additional authorized common shares would be necessary and desirable for and would be subject to issuance pursuant to the terms of employee and non-employee stock option agreements, convertible debentures or convertible preferred stock, or as consideration in corporate acquisition transactions or other contractual arrangements which the Company might wish to undertake. All such issuances would be subject to the approval of the Company's Board of Directors, which believes that the availability of additional common stock for issuance will significantly increase the Company's operating flexibility, greatly reduce its need to rely on cash from ongoing operations to fund expansion, compensation arrangements and other corporate purposes. The Board's issuance of any additional shares would be subject to the Directors' fiduciary duties and to all applicable corporate laws, securities laws, and other laws and regulations.

     Failure to approve the increase in the Company's authorized common shares would render the Company incapable of complying with the terms of various existing contractual arrangements, including stock option agreements and the terms of its Series A Preferred Stock. Such failure would place the Company at risk of costly litigation and would potentially damage its opportunities to procure additional equity financing. If the increase in authorizing shares is approved and accomplished, however, the Company will be able to satisfy it contractual obligation concerning its Series A Preferred Stock and any stock option agreements.

Although the approval of this PROPOSAL SIX would increase the number of shares of authorized capital stock, it would not result in any change in the relative voting power among shareholders nor their percentage ownership of the Company.

VOTE  REQUIRED;  RECOMMENDATION  OF  BOARD  OF  DIRECTORS

     Under the Company's Certificate of Incorporation and the Delaware General Corporation Law, PROPOSAL SIX must be approved by the affirmative vote of a majority of the votes cast.


                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                               THIS PROPOSAL SIX


PROPOSAL  SEVEN:     RATIFY  APPOINTMENT  OF  INDEPENDENT  CERTIFIED
---------------      PUBLIC  ACCOUNTANTS

     The Board of Directors of the Company has appointed the firm of Tauber & Balser, P.C. as independent certified public accountants for the Company for the year ending December 31, 2000, subject to stockholder approval. The Company has been advised by Tauber & Balser, P.C. that neither the firm nor any of its partners has any material relationship with the Company or any affiliate of the Company.

     A representative of Tauber & Balser, P.C. is expected to be present at the Meeting to make a statement, if he or she desires to do so, and to be available to respond to appropriate questions at the Meeting. In the event that the stockholders disapprove the appointment of Tauber & Balser, P.C. as independent public accountants for the Company, the Board of Directors will review its selection

RECOMMENDATION  OF  THE  BOARD  OF  DIRECTORS

     Approval of the appointment of Tauber & Balser, P.C. as independent certified public accountants for the Company for the year ending December 31, 2000 requires the affirmative vote of a majority of the combined Votes Cast.


                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                               THIS PROPOSAL SEVEN

                                  OTHER MATTERS

     The Company knows of no other matters to be submitted at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                       By Order of the Board of Directors of

                                       GLOBAL  TELEMEDIA  INTERNATIONAL,  INC.



                                       By:/s/Jonathon  Bentley-Stevens
                                          ----------------------------
                                             Jonathon  Bentley-Stevens
                                             Chief  Executive  Officer



Newport  Beach,  California
February  7, 2000